Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-291527 on Form S-3, Registration Statement No. 333-280029 on Form S-8, and Registration Statement Nos. 333-278633 and 333-286145 on Form S-1, of our report dated March 31, 2026 relating to the financial statements of AirJoule Technologies Corporation appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Denver, Colorado

March 31, 2026